UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2016

Rave Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas    75056
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (469) 384-5000

Rave Restaurant Group, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The employment of Randall E. Gier as the Chief Executive Officer of Rave Restaurant Group, Inc. (the "Company") terminated on July 21, 2016.  The executive search firm of Heidrick & Struggles has been engaged to assist the Company in the search for a new Chief Executive Officer.

Clinton J. Coleman has been appointed as Interim Chief Executive Officer of the Company pending the selection of a permanent Chief Executive Officer.  Mr. Coleman, age 39, has served as a director of the Company since 2007 and previously served as its Interim President and Chief Executive Officer from June, 2012 until November, 2012.  Mr. Coleman is a Managing Director of Newcastle Capital Management, L.P., a private investment firm that is the general partner of Newcastle Partners, L.P., which is the largest shareholder of the Company.  Mr. Coleman has also served as the Chief Executive Officer of Bell Industries, Inc., a company primarily providing information technology services, since 2007.  Mr. Coleman served as Interim Chief Financial Officer of the Company between July, 2006 and January, 2007.  Prior to joining Newcastle, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from 2003 to 2005. From 2002 to 2003, he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS.

Mr. Coleman will not receive any fixed compensation from the Company for his service as Interim Chief Executive Officer.  However, the board of directors may award him a discretionary bonus at the conclusion of his tenure.  Mr. Coleman is an employee of NCM Services, Inc. ("NCMS"), which has an Advisory Services Agreement with the Company pursuant to which NCMS is paid quarterly fees of $50,000 and an additional fee of up to $50,000 per quarter not to exceed an aggregate of $100,000 in additional fees.  There are no other transactions in which Mr. Coleman has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Coleman has no family relationship with any other director or other executive officer of the Company.

Item 8.01 Other Events

On July 21, 2016, the Company issued a press release announcing its Chief Executive Officer transition, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Rave Restaurant Group, Inc. press release dated July 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rave Restaurant Group, Inc.

Date: July 25, 2016	By:	/s/ Timothy E. Mullany
Timothy E. Mullany, Chief Financial Officer